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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports on the consolidated financial statements of PACE Entertainment Corporation and subsidiaries dated December 15, 1997 (except with respect to the matters discussed in Note 12, as to which the date is December 22, 1997) and Pavilion Partners dated December 15, 1997 (except with respect to the matters discussed in Note 11, as to which the date is December 22, 1997), in this Current Report on Form 8-K of SFX Entertainment, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-72275), Form S-3 (No. 333-76123) and Form S-8 (No. 333-58737) of SFX Entertainment, Inc. of our reports on the consolidated financial statements of PACE Entertainment Corporation and subsidiaries dated December 15, 1997 (except with respect to the matters discussed in Note 12, as to which the date is December 22, 1997) and Pavilion Partners dated December 15, 1997 (except with respect to the matters discussed in Note 11, as to which the date is December 22, 1997) included in this Current Report on Form 8-K of SFX Entertainment, Inc.


/s/ ARTHUR ANDERSEN LLP
------------------------------
ARTHUR ANDERSEN LLP


Houston, Texas
April 12, 1999